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                                   EXHIBIT 11

                          RIVER FOREST BANCORP, INC.
                  COMPUTATION OF NET INCOME PER COMMON SHARE

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                                                                                         SIX MONTHS ENDED JUNE 30
                                                                                      ------------------------------
                                                                                      1995                      1994
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
Net Income (A)                                                                        $16,163,000              $ 11,366,000
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Common Shares Outstanding                                                               7,620,338                 7,621,171
Common Share Equivalents (1)                                                               25,998                    27,658
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Weighted Average Common Shares and
Common Stock Equivalents (B)                                                            7,646,336                 7,648,829
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Net Income per Common Share (A/B)                                                           $2.11                     $1.49
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

(1) Common share equivalents result from stock options being treated as if they had been exercised and are computed by application of the treasury stock method.